Exhibit 26 (g) ii. a. 5.

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS listed in Exhibit I

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

As of the effective date of each Agreement, (the “Amendment Effective Date”), the Accelerated Death Benefit Rider (ABR) will be              in the Agreements.

The Ceding Company has              ABR:

1.	policies –

The            .

2.	policies –

From the Reinsurer’s perspective,              the ABR.

The methods described above are            .

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 19, 2013
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 19, 2013
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 19, 2013
Peter G. Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Emily Roman	Date:	8/9/13
Print name: Emily Roman
Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY.

By:	/s/ Melinda A Webb	Date:	8/9/13
Print name: Melinda A Webb
Title:	Associate General Counsel, Treaty

[page break]

Exhibit I

Munich’s Agreement Number	Munich’s Amendment Number	Effective Date of Agreement	Description	TAI Code

		9/1/1998	VUL
		1/1/1999	VL+ Inforce
		2/8/1999	VLS Inforce

		5/1/2001	VUL II

		4/1/2005	GUL/GVUL

		8/1/2008	VUL III
		4/1/2010	GUL/GVUL NY Only

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS listed in Exhibit I

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective April 15, 2013, (the “Amendment Effective Date”), the following will be added to the Policy Changes provision in the Agreements:

With respect to             , the Ceding Company and the Reinsurer will be bound by the             .

Except as provided herein, all other terms, provisions and conditions of the above-referenced Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	MAY 24, 2013
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	MAY 24, 2013
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	MAY 24, 2013
Peter G. Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Emily Roman	Date:	5/17/13
Print name: Emily Roman
Title: 2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY.

By:	/s/ Melinda A Webb	Date:	5/17/13
Print name: Melinda A Webb
Title: Associate General Counsel, Treaty

[page break]

Exhibit I

Munich’s Agreement Number	Effective Date of Agreement	Description	TAI Code

	8/1/2008	VUL III/SL14

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS listed in Exhibit I

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective May 7, 2013, (the “Amendment Effective Date”), Article I, Item D shall be amended to clarify how the             . Article I - Automatic and Facultative Reinsurance of the Agreements will be replaced with the attached Article I - Automatic and Facultative Reinsurance.

Except as provided herein, all other terms, provisions and conditions of the above-referenced Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-29-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-29-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-29-13
Peter G. Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Emily Roman	Date:	5/23/13
Print name: Emily Roman
Title: 2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY.

By:	/s/ Melinda A Webb	Date:	5/23/13
Print name: Melinda A Webb
Title: Associate General Counsel, Treaty

[page break]

Exhibit I

Munich’s Agreement Number	Amendment Number	Effective Date of Agreement	Description	TAI Code

		8/1/2008	VUL III/SL14

[page break]

ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

A.

The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and Schedule B – Reinsurance Limits, and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1.	The from this Agreement.

2.	The mortality rating on each individual risk must not exceed 500% (Table 16 or P), or its equivalent on a flat extra premium basis.

3.	The maximum amount of insurance issued and applied for in all companies on each risk must not exceed the Jumbo Limit as specified in Schedule B – Reinsurance Limits.

4.	On each individual life, the Ceding Company shall retain the amounts of insurance as specified in Schedule B – Reinsurance Limits.

5.	The maximum amounts of insurance to be automatically reinsured on a life must not exceed the reinsurance limits specified in Schedule B – Reinsurance Limits.

B.

Reinsurance which may not be ceded automatically according to the provisions stated in Paragraph A of this Article, may be submitted to the Reinsurer for facultative consideration as described in Article II – Facultative Submission.

C.

The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports or Article X – Increase in Retention.

D.	The risk shall of this Agreement. The policy. If the

[page break]

ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

(Continued)

             rule.

E.

The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy is issued, no reinsurance benefits are payable under this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Binding Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other reinsurers.

AMENDMENT              to the

AUTOMATIC YRT AGREEMENT

(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: August 1, 2008

Coverage: Variable Universal Life III / SL14-2009 (added 1/1/09)

Reinsurer Treaty ID:

TAI Code:

For new policies issued on or after September 1, 2013, (the “Amendment Effective Date”), the Ceding Company and the Reinsurer agree to replace Schedule B – Reinsurance Limits of the above-referenced Agreement in its entirety with the attached Schedule B – Reinsurance Limits which clarifies the            .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-28-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-28-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-28-13
Peter G. Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Emily Roman	Date:	8/22/13
Print name: Emily Roman
Title: 2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY.

By:	/s/ Melinda A Webb	Date:	8/22/13
Print name: Melinda A Webb
Title: Associate General Counsel, Treaty

[page break]

SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance: The Reinsurer shall participate in a pool of reinsurers on a            .

Reinsurer’s Share: The Reinsurer’s share shall be:

VUL III – % of the first $
SL14-2009 - % of the first $

Ceding Company’s Retention: The Ceding Company will retain             % of each risk up to their            .

Jumbo Limit: $             of life insurance inforce and applied for on one life with all companies (including amounts to be replaced)             .

Reinsurer’s Automatic Binding Limit: VUL III - $

SL14-2009 - $

Automatic Issue Limit =$            . The Ceding Company may            . The Ceding Company will            .

Example: The Ceding Company issues a $            .

Issue Ages:

Cession Limits Per Reinsurer (applies to Automatic and Facultative cases):

Minimum Initial Cession: VUL III - $
SL14-2009 - $
Trivial Amount: $